EXHIBIT 99.1

Contact:	Karie Anderson	FOR IMMEDIATE RELEASE
Investor Relations
312-394-4255

Kathleen Cantillon
Corporate Communications
312-394-7417

Exelon Announces Third Quarter Results;

Narrows Full Year 2009 Earnings Guidance

CHICAGO (October 23, 2009) – Exelon Corporation (NYSE: EXC) today announced that its third quarter 2009 consolidated earnings prepared in accordance with GAAP were $757 million, or $1.14 per diluted share, compared with earnings of $700 million, or $1.06 per diluted share, in the third quarter of 2008.

Exelon’s adjusted (non-GAAP) operating earnings for the third quarter of 2009 were $633 million, or $0.96 per diluted share, compared with $706 million, or $1.07 per diluted share, for the same period in 2008.

“We are achieving our financial commitments despite difficult weather, economic and market conditions,” said John W. Rowe, Exelon’s chairman and CEO. “We continue to deliver cost savings and solid operations as shown by a 94.7 percent nuclear capacity factor for the third quarter and reliable utility performance through the critical summer months. We remain committed to achieving full year 2009 operating earnings within the guidance range we issued last fall and are narrowing that range to $4.00 to $4.10 per share.”

The decrease in third quarter 2009 adjusted (non-GAAP) operating earnings to $0.96 per share from $1.07 per share in third quarter 2008 was primarily due to:

•	Lower energy gross margins at Exelon Generation Company, LLC (Generation) largely due to unfavorable portfolio and market conditions;

•	Higher costs at Generation associated with a higher number of scheduled nuclear refueling outage days;

•	Reversal of benefits recorded in the first quarter of 2009 related to an Illinois investment tax credit ruling;

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•	Reduced load at Commonwealth Edison Company (ComEd) and PECO Energy Company (PECO), primarily driven by the impact of unfavorable weather conditions and current economic conditions; and

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Increased depreciation and amortization expense primarily related to the higher scheduled competitive transition charge (CTC) amortization at PECO and increased depreciation across the operating companies due to ongoing capital expenditures.

Lower third quarter 2009 earnings were partially offset by:

•	Increased electric distribution revenue at ComEd resulting from the September 2008 distribution rate case order; and

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Decreased operating and maintenance expense largely due to savings achieved through the ongoing cost management initiative and lower uncollectible accounts expense at PECO, partially offset by increased pension and other postretirement benefits (OPEB) expense.

Adjusted (non-GAAP) operating earnings for the third quarter of 2009 do not include the following items (after-tax) that were included in reported GAAP earnings:

•	Unrealized gains of $87 million, or $0.13 per diluted share, related to nuclear decommissioning trust (NDT) fund investments;

•	Mark-to-market gains of $77 million, or $0.12 per diluted share, primarily from Generation’s economic hedging activities;

•	Costs totaling $58 million, or $0.09 per diluted share, associated with early debt retirements;

•	Income of $32 million, or $0.05 per diluted share, resulting from the reduction in Generation’s decommissioning obligations;

•	Costs of $11 million, or $0.02 per diluted share, associated with the 2007 Illinois electric rate settlement agreement;

•	External costs of $6 million, or $0.01 per diluted share, related to Exelon’s terminated offer to acquire NRG Energy, Inc. (NRG); and

•	Income of $3 million for the true-up of severance costs as a result of headcount reductions associated with Exelon’s cost management program.

Adjusted (non-GAAP) operating earnings for the third quarter of 2008 did not include the following items (after-tax) that were included in reported GAAP earnings:

•	Mark-to-market gains of $65 million, or $0.10 per diluted share, primarily from Generation’s economic hedging activities;

•	Costs of $26 million, or $0.04 per diluted share, associated with the 2007 Illinois electric rate settlement agreement;

•	Unrealized losses of $60 million, or $0.09 per diluted share, related to NDT fund investments; and

•	Income of $15 million, or $0.02 per diluted share, resulting from the reduction in Generation’s decommissioning obligations.

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2009 Earnings Outlook

Exelon narrowed its guidance range for 2009 adjusted (non-GAAP) operating earnings to $4.00 to $4.10 per share from $4.00 to $4.30 per share. Operating earnings guidance is based on the assumption of normal weather for the remainder of the year.

The outlook for 2009 adjusted (non-GAAP) operating earnings for Exelon and its subsidiaries excludes the following items:

•	Mark-to-market adjustments from economic hedging activities

•	Unrealized gains and losses from NDT fund investments primarily related to the Clinton, Oyster Creek and Three Mile Island nuclear plants (the former AmerGen units)

•	Significant impairments of assets, including goodwill

•	Changes in decommissioning obligation estimates

•	Costs associated with the 2007 Illinois electric rate settlement agreement

•	Costs associated with ComEd’s 2007 settlement with the City of Chicago

•	Costs incurred for employee severance related to the cost reduction program announced in June 2009

•	Costs associated with early debt retirements

•	External costs associated with the terminated offer to acquire NRG

•	Non-cash remeasurement of income tax uncertainties and reassessment of state deferred income taxes

•	Other unusual items

•	Significant future changes to GAAP

Third Quarter and Recent Highlights

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Nuclear Operations: Generation’s nuclear fleet, including its owned output from the Salem Generating Station, produced 35,684 gigawatt-hours (GWh) in the third quarter of 2009, compared with 36,451 GWh in the third quarter of 2008. The Exelon-operated nuclear plants achieved a 94.7 percent capacity factor for the third quarter of 2009 compared with 97.2 percent for the third quarter of 2008. The Exelon-operated nuclear plants began two scheduled refueling outages in the third quarter of 2009, compared with beginning one scheduled refueling outage in the third quarter of 2008. The number of refueling outage days totaled 36 and 17, respectively, in the third quarter of 2009 and 2008. Also contributing to lower total nuclear output was a higher number of non-refueling outage days at the Exelon-operated plants, which totaled 21 days in the third quarter of 2009, compared to 8 days in the third quarter of 2008.

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Fossil and Hydro Operations: Generation’s fossil fleet commercial availability was 87.0 percent in the third quarter of 2009, compared with 95.1 percent in the third quarter of 2008, primarily reflecting the impact of extended maintenance outages in 2009. The equivalent availability factor for the hydroelectric facilities was 97.1 percent in the third quarter of 2009, compared with 90.9 percent in the third quarter of 2008, primarily due to an extended planned outage in 2008 to overhaul one of the Conowingo units.

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Three Mile Island (TMI) Unit 1 Nuclear Plant License Extension: On October 22, 2009, the Nuclear Regulatory Commission approved a 20-year operating license extension until April 19, 2034 for the TMI Unit 1 Generating Station. TMI Unit 1 began operating in 1974.

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Hedging Update: Exelon’s hedging program involves the hedging of commodity risk for Exelon’s expected generation, typically on a ratable basis over a three-year period. Expected generation represents the amount of energy estimated to be generated or purchased through owned or contracted-for capacity. The proportion of expected generation hedged as of September 30, 2009 is 98-100 percent for 2009, 88-91 percent for 2010 and 63-66 percent for 2011. The primary objective of Exelon’s hedging program is to manage market risks and protect the value of its generation and its investment grade balance sheet while preserving its ability to participate in improving long-term market fundamentals.

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ComEd Smart Meter/Smart Grid Plan: On June 1, 2009, ComEd filed a petition with the Illinois Commerce Commission (ICC) recommending a one-year Advanced Metering Infrastructure (AMI) pilot program. Current plans call for the deployment of approximately 131,000 smart meters in 10 suburban communities and in the City of Chicago, and will include tests of customers’ responses to alternative pricing plans, in-home displays and Home Area Network control systems. ComEd requested recovery of and a return on its investment through a rider beginning in 2010. On October 14, 2009, the ICC approved ComEd’s AMI pilot program and rider with minor modifications.

On August 4, 2009, ComEd announced it filed an application with the U.S. Department of Energy (DOE) for $175 million in matching funds made available under the American Recovery and Reinvestment Act of 2009. The matching funds would enable an expansion of the company’s AMI pilot, from approximately 131,000 customers to 310,000 customers, and additional investments in Smart Grid technologies. The DOE is expected to select projects for funding later this year.

On September 2, 2009, ComEd submitted a petition to the ICC requesting recovery of the remaining costs of the stimulus projects after receiving the matching funds from the DOE.

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Illinois Uncollectibles Recovery Rider: On August 9, 2009, Illinois Governor Pat Quinn signed legislation that includes assistance to low-income customers to manage their energy bills. In addition, the legislation includes a provision for utilities to recover their actual uncollectible accounts expenses through a rider adjustment mechanism. The rider would minimize regulatory lag during times when uncollectible accounts expenses are increasing beyond what is recovered through base rates and provide credits when lower than what is covered in base rates. On September 8, 2009, ComEd filed a proposed tariff with the ICC to implement this rider. An ICC decision is expected in the first quarter of 2010.

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PECO Smart Meter/Smart Grid Plan: PECO is planning to spend up to approximately $650 million on its smart meter and smart grid infrastructure. On August 14, 2009, PECO filed its $550 million Smart Meter Procurement and Installation Plan with the Pennsylvania Public Utility Commission (PAPUC) in accordance with the requirements of Pennsylvania Act 129. PECO is requesting PAPUC approval to install more than 1.6 million smart meters and deploy advanced

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communication networks over a 15-year period. The first phase of the plan includes the procurement and deployment of automated meter infrastructure and initial deployment of 100,000 smart meters over the next three years.

On August 6, 2009, PECO filed with the DOE its application seeking $200 million in American Recovery and Reinvestment Act grant funds under the Smart Grid Investment Grant Program. PECO’s “Smart Future Greater Philadelphia” project will increase the number of smart meters initially installed to 600,000, accelerate universal meter deployment by five years and increase Smart Grid investments up to approximately $100 million over the next three years.

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PECO Energy Procurement: On September 23, 2009, the PAPUC approved the results of PECO’s second competitive procurement request for proposal (RFP) for residential customers and its initial generation supply procurement for the small and medium commercial classes. The September procurements for the residential class included full requirements fixed price contracts for 17-month and 29-month periods beginning January 1, 2011, and forward purchase block contracts to procure electric generation for the 12-month period beginning January 1, 2011. The procurements for the small and medium commercial classes included full requirements fixed-price contracts for the 17-month period beginning January 1, 2011.

The June and September procurements combined accounted for approximately 49 percent of the total full requirements electricity needed for PECO’s residential customers beginning in 2011 at an average retail price of 9.41 cents per kilowatt-hour (kWh), about a 4 percent increase compared to current prices. The September procurement accounted for approximately 24 percent and 16 percent of the full requirement fixed-price product for PECO’s small and medium commercial customers, respectively, at an average blended retail price of 9.79 cents per kWh. PECO’s next supply purchases for the residential and the small and medium commercial classes will take place in May 2010.

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Pension Contribution: On September 9, 2009, Exelon announced that it was making a $350 million discretionary pension contribution allocated to the 2008 plan year, taking advantage of Federal pension funding relief provided by the Worker, Retiree and Employer Recovery Act of 2008 that allows use of average expected returns to establish asset values for determining funding requirements. The U.S. Treasury Department also has provided some funding relief through options in selecting the interest rates used for funding. The discretionary pension contribution – funded with cash from operations in excess of Exelon’s original 2009 plan – and Exelon’s pension funding elections will lower near-term mandatory pension contributions, which should increase future financial flexibility.

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Financing Activities: On September 23, 2009, Generation issued $600 million of Senior Notes maturing on October 1, 2019, with a coupon of 5.20 percent and $900 million of Senior Notes maturing on October 1, 2039, with a coupon of 6.25 percent. Generation used the net proceeds from the sale (1) to pay approximately $622 million of principal, premium and accrued interest in connection with the purchase of approximately $555 million in aggregate principal amount of its 6.95 percent Notes due June 15, 2011 pursuant to Generation’s cash tender offer announced on September 16, 2009, (2) for a $432 million distribution to Exelon Corporation to fund its purchase of approximately $387 million in aggregate principal amount of its 6.75 percent Senior

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Notes due May 1, 2011 pursuant to its cash tender offer announced on September 16, 2009, and (3) to fund Generation’s repurchase of $307 million of pollution-control bonds in early September. On September 23, 2009, Exelon Corporation and Generation called the remaining bonds that were not tendered pursuant to their tender offers, according to the terms of the respective bond issues. These bonds are obligated to be tendered today under the terms of the bonds and the call notices. Through these debt repurchase and refinancing activities, Exelon was able to capitalize on favorable market conditions, resulting in lower interest expense and an extended debt maturity profile.

•	Credit Rating Actions: Following the termination of Exelon’s proposed offer for NRG on July 21, 2009, the rating agencies took the following actions.

On July 21, 2009, Fitch Ratings, Ltd. removed Exelon and Generation from Ratings Watch Negative. The ratings for Exelon and Generation were affirmed and each entity was assigned a Stable Ratings Outlook.

On July 22, 2009, Standard & Poor’s Ratings Services (S&P) affirmed its corporate credit rating on Exelon, Generation and PECO of “BBB” and removed their ratings from CreditWatch Negative. In addition, S&P raised the corporate credit rating of ComEd to “BBB” from “BBB-”, raised its debt and preferred stock ratings and removed its ratings from CreditWatch Negative. An S&P research report cited “improvement in both ComEd’s business risk profile and its financial measures”. The outlook for ratings of all the Exelon entities is stable.

On July 23, 2009, Moody’s Investors Service (Moody’s) confirmed the ratings of Exelon and Generation and assigned a stable outlook. Moody’s also confirmed the long-term debt rating of PECO but downgraded its short-term rating to “P-2” from “P-1” and changed the outlook on PECO’s long-term debt to negative.

On August 3, 2009, Moody’s changed its credit rating methodology, widening the notching between most senior secured debt ratings and senior unsecured debt ratings of investment grade regulated utilities. As a result, Moody’s upgraded ComEd’s senior secured debt rating to “Baa1” from “Baa2”.

OPERATING COMPANY RESULTS

Generation consists of owned and contracted electric generating facilities, wholesale energy marketing operations and competitive retail sales operations.

Third quarter 2009 net income was $657 million compared with $635 million in the third quarter of 2008. Third quarter 2009 net income included (all after tax) costs of $9 million associated with the 2007 Illinois electric rate settlement, mark-to-market gains of $77 million from economic hedging activities before the elimination of intercompany transactions, unrealized gains of $87 million related to NDT fund investments, income of $32 million resulting from the reduction in decommissioning obligations primarily related to the former AmerGen nuclear plants, income of $2 million from the true-up of 2009 costs incurred for severance, and costs of $36 million associated with the early retirement of long-term debt. Third quarter 2008 net income included (all after tax) costs of $25 million associated with the

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2007 Illinois electric rate settlement, mark-to-market gains of $96 million from economic hedging activities before the elimination of intercompany transactions, unrealized losses of $60 million related to NDT fund investments primarily related to the former AmerGen nuclear plants, and income of $15 million resulting from the reduction in decommissioning obligations primarily related to the former AmerGen nuclear plants. Excluding the impact of these items, Generation’s net income in the third quarter of 2009 decreased $105 million compared with the same quarter last year primarily due to:

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Lower energy gross margins, largely due to unfavorable portfolio and market conditions, decreased nuclear output as a result of a higher number of refueling and non-refueling outage days and higher nuclear fuel costs; and

•	Higher costs related to a higher number of scheduled nuclear refueling outage days and increased pension and OPEB expense.

The decrease in net income was partially offset by:

•	Establishment of a reserve in 2008 related to Generation’s accounts receivable from Lehman Brothers Holdings Inc. due to its bankruptcy filing; and

•	Savings achieved through the cost management initiative.

Generation’s average realized margin on all electric sales, including sales to affiliates and excluding trading activity, was $36.32 per MWh in the third quarter of 2009 compared with $36.54 per MWh in the third quarter of 2008.

ComEd consists of the electricity transmission and distribution operations in northern Illinois.

ComEd recorded net income of $46 million in the third quarter of 2009, compared with net income of $33 million in the third quarter of 2008. Third quarter net income in 2009 and 2008 included costs of $2 million and $1 million after tax, respectively, associated with the Illinois electric rate settlement. Excluding the impact of these items, ComEd’s net income in the third quarter of 2009 increased $14 million from the same quarter last year primarily due to:

•	Increased distribution revenue due to the September 2008 distribution rate case order;

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Lower operating and maintenance expense, which primarily reflected savings achieved through the cost management initiative and the impact of decreased storm costs, partially offset by increased pension and OPEB expense; and

•	Discrete disallowances recorded in 2008, net of allowed regulatory assets, mandated by the September 2008 rate case order.

The increase in net income was partially offset by:

•	Reversal of an Illinois investment tax credit ruling – this benefit previously was recorded in the first quarter of 2009; and

•	Reduced load, primarily driven by the impact of unfavorable weather conditions and current economic conditions.

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In the third quarter of 2009, cooling degree-days in the ComEd service territory were down 34.2 percent relative to the same period in 2008, and were 34.0 percent below normal. This reflected the Chicago area’s coolest summer weather in 17 years. ComEd’s total retail kilowatt-hour (kWh) deliveries decreased by 9.8 percent quarter over quarter, with declines in deliveries to all major customer classes. In addition, the number of residential customers being served in the ComEd region decreased 0.5 percent from the third quarter of 2008.

Weather-normalized retail kWh deliveries decreased by 3.8 percent from the third quarter of 2008. For ComEd, weather had an unfavorable after-tax impact of $18 million on third quarter 2009 earnings relative to 2008 and an unfavorable after-tax impact of $24 million relative to normal weather that was incorporated in earnings guidance.

PECO consists of the electricity transmission and distribution operations and the retail natural gas distribution business in southeastern Pennsylvania.

PECO’s net income in the third quarter of 2009 was $92 million, up from $90 million in the third quarter of 2008. This increase was primarily due to:

•	Lower uncollectible accounts expense.

The increase in net income was partially offset by:

•	Reduced load, primarily driven by the impact of current economic conditions and unfavorable weather conditions; and

•	Higher CTC amortization, which was in accordance with PECO’s 1998 restructuring settlement with the PAPUC. As expected, the increase in amortization expense exceeded the increase in CTC revenues.

In the third quarter of 2009, cooling degree-days in the PECO service territory were down 6.2 percent from 2008, and were 5.9 percent below normal. Total retail kWh deliveries were down 5.6 percent from last year, reflecting a decline in deliveries across all customer classes, primarily driven by the impact of current economic conditions and unfavorable weather conditions. The number of residential electric customers being served in the PECO region decreased 0.4 percent from the third quarter of 2008.

Weather-normalized retail kWh deliveries decreased by 3.9 percent from the third quarter of 2008, primarily reflecting decreased residential and large commercial and industrial deliveries. For PECO, weather had an unfavorable after-tax impact of $9 million on third quarter 2009 earnings relative to 2008 and an unfavorable after-tax impact of $19 million relative to normal weather that was incorporated in earnings guidance.

Adjusted (non-GAAP) Operating Earnings

Adjusted (non-GAAP) operating earnings, which generally exclude significant one-time charges or credits that are not normally associated with ongoing operations, mark-to-market adjustments from economic hedging activities and unrealized gains and losses from NDT fund investments, are provided as a supplement to results reported in accordance with GAAP. Management uses such adjusted (non-

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GAAP) operating earnings measures internally to evaluate the company’s performance and manage its operations. Reconciliation of GAAP to adjusted (non-GAAP) operating earnings for historical periods is attached. Additional earnings release attachments, which include the reconciliation on page 7, are posted on Exelon’s Web site: www.exeloncorp.com and have been filed with the Securities and Exchange Commission on Form 8-K on October 23, 2009.

Conference call information: Exelon has scheduled a conference call for 10:30 AM ET (9:30 AM CT) on October 23, 2009. The call-in number in the U.S. and Canada is 800-690-3108, and the international call-in number is 973-935-8753. If requested, the conference ID number is 32242270. Media representatives are invited to participate on a listen-only basis. The call will be web-cast and archived on Exelon’s Web site: www.exeloncorp.com. (Please select the Investor Relations page.)

Telephone replays will be available until November 6. The U.S. and Canada call-in number for replays is 800-642-1687, and the international call-in number is 706-645-9291. The conference ID number is 32242270.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed herein as well as those discussed in (1) Exelon’s 2008 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 18; (2) Exelon’s Third Quarter 2009 Quarterly Report on Form 10-Q (to be filed on October 23, 2009) in (a) Part II, Other Information, ITEM 1A. Risk Factors and (b) Part I, Financial Information, ITEM 1. Financial Statements: Note 14; and (3) other factors discussed in filings with the Securities and Exchange Commission (SEC) by Exelon Corporation, Commonwealth Edison Company, PECO Energy Company and Exelon Generation Company, LLC (Companies). Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this press release. None of the Companies undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this press release.

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Exelon Corporation is one of the nation’s largest electric utilities with approximately 5.4 million customers and $19 billion in annual revenues. The company has one of the industry’s largest portfolios of electricity generation capacity, with a nationwide reach and strong positions in the Midwest and Mid-Atlantic. Exelon distributes electricity to approximately 5.4 million customers in Illinois and Pennsylvania and natural gas to approximately 485,000 customers in southeastern Pennsylvania. Exelon is headquartered in Chicago and trades on the NYSE under the ticker EXC.

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EXELON CORPORATION

Earnings Release Attachments

Table of Contents

Consolidating Statements of Operations - Three Months Ended September 30, 2009 and 2008	1

Consolidating Statements of Operations - Nine Months Ended September 30, 2009 and 2008	2

Business Segment Comparative Statements of Operations - Generation and ComEd - Three and Nine Months Ended September 30, 2009 and 2008	3

Business Segment Comparative Statements of Operations - PECO and Other - Three and Nine Months Ended September 30, 2009 and 2008	4

Consolidated Balance Sheets - September 30, 2009 and December 31, 2008	5

Consolidated Statements of Cash Flows - Nine Months Ended September 30, 2009 and 2008	6

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Exelon - Three Months Ended September 30, 2009 and 2008	7

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Exelon - Nine Months Ended September 30, 2009 and 2008	8

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Earnings By Business Segment - Three Months Ended September 30, 2009 and 2008	9

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Earnings By Business Segment - Nine Months Ended September 30, 2009 and 2008	10

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Generation - Three and Nine Months Ended September 30, 2009 and 2008	11

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - ComEd - Three and Nine Months Ended September 30, 2009 and 2008	12

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - PECO - Three and Nine Months Ended September 30, 2009 and 2008	13

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Other - Three and Nine Months Ended September 30, 2009 and 2008	14

Exelon Generation Statistics - Three Months Ended September 30, 2009, June 30, 2009, March 31, 2009, December 31, 2008 and September 30, 2008	15

Exelon Generation Statistics - Nine Months Ended September 30, 2009 and 2008	16

ComEd Statistics - Three and Nine Months Ended September 30, 2009 and 2008	17

PECO Statistics - Three and Nine Months Ended September 30, 2009 and 2008	18

EXELON CORPORATION

Consolidating Statements of Operations

(unaudited)

(in millions)

	Three Months Ended September 30, 2009
	Generation	ComEd	PECO	Other	Exelon Consolidated
Operating revenues	$2,445	$1,475	$1,327	$(908)	$4,339

Operating expenses
Purchased power	303	776	625	(908)	796
Fuel	379	—	26	(1)	404
Operating and maintenance	592	273	154	1	1,020
Operating and maintenance for regulatory required programs (a)	—	19	—	—	19
Depreciation and amortization	74	125	272	14	485
Taxes other than income	51	79	78	4	212

Total operating expenses	1,399	1,272	1,155	(890)	2,936

Operating income (loss)	1,046	203	172	(18)	1,403

Other income and deductions
Interest expense, net	(24)	(82)	(46)	(36)	(188)
Equity in losses of unconsolidated affiliates and investments	(1)	—	(6)	(1)	(8)
Other, net	192	(19)	2	(27)	148

Total other income and deductions	167	(101)	(50)	(64)	(48)

Income (loss) before income taxes	1,213	102	122	(82)	1,355

Income taxes	556	56	30	(44)	598

Net income (loss)	$657	$46	$92	$(38)	$757

	Three Months Ended September 30, 2008
	Generation	ComEd	PECO	Other	Exelon Consolidated
Operating revenues	$3,073	$1,729	$1,441	$(1,015)	$5,228

Operating expenses
Purchased power	528	1,068	693	(962)	1,327
Fuel	669	—	50	(1)	718
Operating and maintenance	625	306	192	(13)	1,110
Operating and maintenance for regulatory required programs (a)	—	11	—	—	11
Depreciation and amortization	58	119	243	11	431
Taxes other than income	53	87	73	5	218

Total operating expenses	1,933	1,591	1,251	(960)	3,815

Operating income (loss)	1,140	138	190	(55)	1,413

Other income and deductions
Interest expense, net	(34)	(87)	(55)	(27)	(203)
Equity in losses of unconsolidated affiliates and investments	—	(2)	(4)	—	(6)
Other, net	(164)	3	2	1	(158)

Total other income and deductions	(198)	(86)	(57)	(26)	(367)

Income (loss) before income taxes	942	52	133	(81)	1,046

Income taxes	307	19	43	(23)	346

Net income (loss)	$635	$33	$90	$(58)	$700

(a)	Includes amounts for various legislative and/or regulatory programs that are recoverable from customers on a full and current basis through a reconcilable automatic adjustment clause. An equal and offsetting amount has been reflected in operating revenues during the period.

EXELON CORPORATION

Consolidating Statements of Operations

(unaudited)

(in millions)

	Nine Months Ended September 30, 2009
	Generation	ComEd	PECO	Other	Exelon Consolidated
Operating revenues	$7,424	$4,417	$4,045	$(2,684)	$13,202

Operating expenses
Purchased power	962	2,373	1,742	(2,677)	2,400
Fuel	1,295	—	346	(1)	1,640
Operating and maintenance	2,210	796	481	5	3,492
Operating and maintenance for regulatory required programs (a)	—	44	—	—	44
Depreciation and amortization	223	371	726	40	1,360
Taxes other than income	150	215	213	14	592

Total operating expenses	4,840	3,799	3,508	(2,619)	9,528

Operating income (loss)	2,584	618	537	(65)	3,674

Other income and deductions
Interest expense, net	(77)	(241)	(145)	(92)	(555)
Equity in losses of unconsolidated affiliates and investments	(2)	—	(19)	—	(21)
Other, net	325	67	8	(33)	367

Total other income and deductions	246	(174)	(156)	(125)	(209)

Income (loss) before income taxes	2,830	444	381	(190)	3,465

Income taxes	1,133	169	106	(69)	1,339

Net income (loss)	$1,697	$275	$275	$(121)	$2,126

	Nine Months Ended September 30, 2008
	Generation	ComEd	PECO	Other	Exelon Consolidated
Operating revenues	$8,311	$4,594	$4,195	$(2,734)	$14,366

Operating expenses
Purchased power	1,704	2,729	1,859	(2,727)	3,565
Fuel	1,211	—	397	—	1,608
Operating and maintenance	2,023	828	557	(25)	3,383
Operating and maintenance for regulatory required programs (a)	—	17	—	—	17
Depreciation and amortization	202	343	653	32	1,230
Taxes other than income	153	227	203	14	597

Total operating expenses	5,293	4,144	3,669	(2,706)	10,400

Operating income (loss)	3,018	450	526	(28)	3,966

Other income and deductions
Interest expense, net	(108)	(279)	(171)	(80)	(638)
Equity in losses of unconsolidated affiliates and investments	(1)	(7)	(11)	—	(19)
Other, net	(292)	12	13	11	(256)

Total other income and deductions	(401)	(274)	(169)	(69)	(913)

Income (loss) from continuing operations before income taxes	2,617	176	357	(97)	3,053

Income taxes	891	66	111	(46)	1,022

Income (loss) from continuing operations	1,726	110	246	(51)	2,031

Loss from discontinued operations	(1)	—	—	—	(1)

Net income (loss)	$1,725	$110	$246	$(51)	$2,030

(a)	Includes amounts for various legislative and/or regulatory programs that are recoverable from customers on a full and current basis through a reconcilable automatic adjustment clause. An equal and offsetting amount has been reflected in operating revenues during the period.

EXELON CORPORATION

Business Segment Comparative Statements of Operations

(unaudited)

(in millions)

	Generation

	Three Months Ended September 30,			Nine Months Ended September 30,
	2009	2008	Variance	2009	2008	Variance
Operating revenues	$2,445	$3,073	$(628)	$7,424	$8,311	$(887)

Operating expenses
Purchased power	303	528	(225)	962	1,704	(742)
Fuel	379	669	(290)	1,295	1,211	84
Operating and maintenance	592	625	(33)	2,210	2,023	187
Depreciation and amortization	74	58	16	223	202	21
Taxes other than income	51	53	(2)	150	153	(3)

Total operating expenses	1,399	1,933	(534)	4,840	5,293	(453)

Operating income	1,046	1,140	(94)	2,584	3,018	(434)

Other income and deductions
Interest expense, net	(24)	(34)	10	(77)	(108)	31
Equity in losses of investments	(1)	—	(1)	(2)	(1)	(1)
Other, net	192	(164)	356	325	(292)	617

Total other income and deductions	167	(198)	365	246	(401)	647

Income from continuing operations before income taxes	1,213	942	271	2,830	2,617	213

Income taxes	556	307	249	1,133	891	242

Income from continuing operations	657	635	22	1,697	1,726	(29)

Loss from discontinued operations	—	—	—	—	(1)	1

Net income	$657	$635	$22	$1,697	$1,725	$(28)

	ComEd

	Three Months Ended September 30,			Nine Months Ended September 30,
	2009	2008	Variance	2009	2008	Variance
Operating revenues	$1,475	$1,729	$(254)	$4,417	$4,594	$(177)

Operating expenses
Purchased power	776	1,068	(292)	2,373	2,729	(356)
Operating and maintenance	273	306	(33)	796	828	(32)
Operating and maintenance for regulatory required programs (a)	19	11	8	44	17	27
Depreciation and amortization	125	119	6	371	343	28
Taxes other than income	79	87	(8)	215	227	(12)

Total operating expenses	1,272	1,591	(319)	3,799	4,144	(345)

Operating income	203	138	65	618	450	168

Other income and deductions
Interest expense, net	(82)	(87)	5	(241)	(279)	38
Equity in losses of unconsolidated affiliates	—	(2)	2	—	(7)	7
Other, net	(19)	3	(22)	67	12	55

Total other income and deductions	(101)	(86)	(15)	(174)	(274)	100

Income before income taxes	102	52	50	444	176	268

Income taxes	56	19	37	169	66	103

Net income	$46	$33	$13	$275	$110	$165

(a)	Includes amounts for various legislative and/or regulatory programs that are recoverable from customers on a full and current basis through a reconcilable automatic adjustment clause. An equal and offsetting amount has been reflected in operating revenues during the period.

EXELON CORPORATION

Business Segment Comparative Statements of Operations

(unaudited)

(in millions)

	PECO

	Three Months Ended September 30,			Nine Months Ended September 30,
	2009	2008	Variance	2009	2008	Variance
Operating revenues	$1,327	$1,441	$(114)	$4,045	$4,195	$(150)

Operating expenses
Purchased power	625	693	(68)	1,742	1,859	(117)
Fuel	26	50	(24)	346	397	(51)
Operating and maintenance	154	192	(38)	481	557	(76)
Depreciation and amortization	272	243	29	726	653	73
Taxes other than income	78	73	5	213	203	10

Total operating expenses	1,155	1,251	(96)	3,508	3,669	(161)

Operating income	172	190	(18)	537	526	11

Other income and deductions
Interest expense, net	(46)	(55)	9	(145)	(171)	26
Equity in losses of unconsolidated affiliates	(6)	(4)	(2)	(19)	(11)	(8)
Other, net	2	2	—	8	13	(5)

Total other income and deductions	(50)	(57)	7	(156)	(169)	13

Income before income taxes	122	133	(11)	381	357	24

Income taxes	30	43	(13)	106	111	(5)

Net income	$92	$90	$2	$275	$246	$29

	Other (a)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2009	2008	Variance	2009	2008	Variance
Operating revenues	$(908)	$(1,015)	$107	$(2,684)	$(2,734)	$50

Operating expenses
Purchased power	(908)	(962)	54	(2,677)	(2,727)	50
Fuel	(1)	(1)	—	(1)	—	(1)
Operating and maintenance	1	(13)	14	5	(25)	30
Depreciation and amortization	14	11	3	40	32	8
Taxes other than income	4	5	(1)	14	14	—

Total operating expenses	(890)	(960)	70	(2,619)	(2,706)	87

Operating loss	(18)	(55)	37	(65)	(28)	(37)

Other income and deductions
Interest expense, net	(36)	(27)	(9)	(92)	(80)	(12)
Equity in losses of unconsolidated affiliates and investments	(1)	—	(1)	—	—	—
Other, net	(27)	1	(28)	(33)	11	(44)

Total other income and deductions	(64)	(26)	(38)	(125)	(69)	(56)

Loss before income taxes	(82)	(81)	(1)	(190)	(97)	(93)

Income taxes	(44)	(23)	(21)	(69)	(46)	(23)

Net loss	$(38)	$(58)	$20	$(121)	$(51)	$(70)

(a)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities, including investments in synthetic fuel-producing facilities.

EXELON CORPORATION

Consolidated Balance Sheets

(unaudited)

(in millions)

	September 30, 2009	December 31, 2008
Current assets
Cash and cash equivalents	$2,374	$1,271
Restricted cash and investments	43	75
Accounts receivable, net
Customer	1,418	1,928
Other	442	324
Mark-to-market derivative assets	467	410
Inventories, net
Fossil fuel	216	315
Materials and supplies	568	528
Other	367	517

Total current assets	5,895	5,368

Property, plant and equipment, net	26,653	25,813

Deferred debits and other assets
Regulatory assets	5,137	5,940
Nuclear decommissioning trust (NDT) funds	6,502	5,500
Investments	732	715
Goodwill	2,625	2,625
Mark-to-market derivative assets	482	507
Other	1,476	1,349

Total deferred debits and other assets	16,954	16,636

Total assets	$49,502	$47,817

Liabilities and equity
Current liabilities
Short-term borrowings	$140	$211
Long-term debt due within one year	873	29
Long-term debt to PECO Energy Transition Trust (PETT) due within one year	591	319
Accounts payable	1,075	1,416
Mark-to-market derivative liabilities	206	214
Accrued expenses	888	1,151
Deferred income taxes	117	77
Other	554	663

Total current liabilities	4,444	4,080

Long-term debt	11,021	11,397
Long-term debt to PECO Energy Transition Trust	—	805
Long-term debt to other financing trusts	390	390

Deferred credits and other liabilities
Deferred income taxes and unamortized investment tax credits	5,858	4,939
Asset retirement obligations	3,381	3,734
Pension obligations	3,782	4,111
Non-pension postretirement benefits obligations	2,248	2,255
Spent nuclear fuel obligation	1,017	1,015
Regulatory liabilities	3,395	2,520
Mark-to-market derivative liabilities	72	24
Other	1,317	1,413

Total deferred credits and other liabilities	21,070	20,011

Total liabilities	36,925	36,683

Preferred securities of subsidiary	87	87

Shareholders’ equity
Common stock	8,896	8,816
Treasury stock, at cost	(2,338)	(2,338)
Retained earnings	7,905	6,820
Accumulated other comprehensive loss, net	(1,973)	(2,251)

Total shareholders’ equity	12,490	11,047

Total liabilities and shareholders’ equity	$49,502	$47,817

EXELON CORPORATION

Consolidated Statements of Cash Flows

(unaudited)

(in millions)

	Nine Months Ended September 30,
	2009	2008
Cash flows from operating activities
Net income	$2,126	$2,030
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation, amortization and accretion, including nuclear fuel amortization	1,935	1,725
Impairment of long-lived assets	223	—
Deferred income taxes and amortization of investment tax credits	740	111
Net fair value changes related to derivatives and NDT funds	(257)	(115)
Other non-cash operating activities	464	658
Changes in assets and liabilities:
Accounts receivable	335	226
Inventories	41	(158)
Accounts payable, accrued expenses and other current liabilities	(463)	(261)
Counterparty collateral received, net	380	245
Income taxes	(176)	457
Pension and non-pension postretirement benefit contributions	(456)	(103)
Other assets and liabilities	(263)	(448)

Net cash flows provided by operating activities	4,629	4,367

Cash flows from investing activities
Capital expenditures	(2,252)	(2,282)
Proceeds from NDT fund sales	18,769	14,392
Investment in NDT funds	(18,949)	(14,621)
Change in restricted cash	32	28
Other investing activities	16	6

Net cash flows used in investing activities	(2,384)	(2,477)

Cash flows from financing activities
Changes in short-term debt	(71)	(431)
Issuance of long-term debt	1,987	1,969
Retirement of long-term debt	(1,515)	(1,397)
Retirement of long-term debt to financing affiliates	(533)	(862)
Dividends paid on common stock	(1,038)	(989)
Proceeds from employee stock plans	28	122
Purchase of treasury stock	—	(436)
Purchase of forward contract in relation to certain treasury stock	—	(64)
Other financing activities	—	69

Net cash flows used in financing activities	(1,142)	(2,019)

Increase (decrease) in cash and cash equivalents	1,103	(129)
Cash and cash equivalents at beginning of period	1,271	311

Cash and cash equivalents at end of period	$2,374	$182

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations

(unaudited)

(in millions, except per share data)

	Three Months Ended September 30, 2009				Three Months Ended September 30, 2008
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$4,339	$16	(c)	$4,355	$5,228	$43	(c)	$5,271

Operating expenses
Purchased power	796	89	(d)	885	1,327	305	(d)	1,632
Fuel	404	37	(d)	441	718	(198	)(d)	520
Operating and maintenance	1,020	46	(c),(e),(f),(g)	1,066	1,110	26	(c),(g)	1,136
Operating and maintenance for regulatory required programs (b)	19	—		19	11	—		11
Depreciation and amortization	485	—		485	431	—		431
Taxes other than income	212	—		212	218	—		218

Total operating expenses	2,936	172		3,108	3,815	133		3,948

Operating income	1,403	(156)		1,247	1,413	(90)		1,323

Other income and deductions
Interest expense, net	(188)	3	(h)	(185)	(203)	—		(203)
Equity in losses of unconsolidated affiliates and investments	(8)	—		(8)	(6)	—		(6)
Other, net	148	(152	)(h),(i)	(4)	(158)	170	(i)	12

Total other income and deductions	(48)	(149)		(197)	(367)	170		(197)

Income before income taxes	1,355	(305)		1,050	1,046	80		1,126

Income taxes	598	(181	)(c),(d),(e),(f),(g),(h),(i)	417	346	74	(c),(d),(g),(i)	420

Net income	$757	$(124)		$633	$700	$6		$706

Effective tax rate	44.1%			39.7%	33.1%			37.3%

Earnings per average common share
Basic:
Income from continuing operations	$1.15	$(0.19)		$0.96	$1.06	$0.01		$1.07
Income from discontinued operations	—	—		—	—	—		—

Net income	$1.15	$(0.19)		$0.96	$1.06	$0.01		$1.07

Diluted:
Income from continuing operations	$1.14	$(0.18)		$0.96	$1.06	$0.01		$1.07
Income from discontinued operations	—	—		—	—	—		—

Net income	$1.14	$(0.18)		$0.96	$1.06	$0.01		$1.07

Average common shares outstanding
Basic	660			660	658			658
Diluted	662			662	662			662

Effect of adjustments on earnings per average diluted common share recorded in accordance with GAAP:
2007 Illinois electric rate settlement (c)		$0.02				$0.04
Mark-to-market impact of economic hedging activities (d)		(0.12)				(0.10)
NRG acquisition costs (e)		0.01				—
2009 severance charges (f)		—				—
Decommissioning obligation reduction (g)		(0.05)				(0.02)
Costs associated with early debt retirements (h)		0.09				—
Unrealized gains and losses related to NDT fund investments (i)		(0.13)				0.09

Total adjustments		$(0.18)				$0.01

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).
(b)	Includes amounts for various legislative and/or regulatory programs that are recoverable from customers on a full and current basis through a reconcilable automatic adjustment clause. An equal and offsetting amount has been reflected in operating revenues during the period.
(c)	Adjustment to exclude the impact of the 2007 Illinois electric rate settlement.
(d)	Adjustment to exclude the mark-to-market impact of Exelon's economic hedging activities.
(e)	Adjustment to exclude external costs in 2009 associated with Exelon’s proposed acquisition of NRG Energy, Inc. (NRG), which was terminated in July 2009.
(f)	Adjustment to exclude 2009 severance charges.
(g)	Adjustment to exclude the reduction in Generation's decommissioning obligation.
(h)	Adjustment to exclude 2009 costs associated with early debt retirements.
(i)	Adjustment to exclude the unrealized gains in 2009 and unrealized losses in 2008 associated with Generation's NDT fund investments and the associated contractual accounting relating to income taxes.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations

(unaudited)

(in millions, except per share data)

	Nine Months Ended September 30, 2009				Nine Months Ended September 30, 2008
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$13,202	$82	(c)	$13,284	$14,366	$189	(c)	$14,555

Operating expenses
Purchased power	2,400	129	(d)	2,529	3,565	210	(d)	3,775
Fuel	1,640	9	(d)	1,649	1,608	88	(d)	1,696
Operating and maintenance	3,492	(241	)(c),(e),(f),(g),(h)	3,251	3,383	22	(c),(h)	3,405
Operating and maintenance for regulatory required programs (b)	44	—		44	17	—		17
Depreciation and amortization	1,360	—		1,360	1,230	—		1,230
Taxes other than income	592	—		592	597	—		597

Total operating expenses	9,528	(103)		9,425	10,400	320		10,720

Operating income	3,674	185		3,859	3,966	(131)		3,835

Other income and deductions
Interest expense, net	(555)	12	(i),(j)	(543)	(638)	—		(638)
Equity in losses of unconsolidated affiliates and investments	(21)	—		(21)	(19)	—		(19)
Other, net	367	(308	)(i),(j),(k)	59	(256)	335	(k)	79

Total other income and deductions	(209)	(296)		(505)	(913)	335		(578)

Income before income taxes	3,465	(111)		3,354	3,053	204		3,257

Income taxes	1,339	(97	)(c),(d),(e),(f),(g),(h),(i),(j),(k)	1,242	1,022	162	(c),(d),(h),(k)	1,184

Income from continuing operations	2,126	(14)		2,112	2,031	42		2,073

Loss from discontinued operations	—	—		—	(1)	—		(1)

Net Income	$2,126	$(14)		$2,112	$2,030	$42		$2,072

Effective tax rate	38.6%			37.0%	33.5%			36.4%

Earnings per average common share
Basic:
Income from continuing operations	$3.22	$(0.02)		$3.20	$3.09	$0.07		$3.16
Income from discontinued operations	—	—		—	—	—		—

Net income	$3.22	$(0.02)		$3.20	$3.09	$0.07		$3.16

Diluted:
Income from continuing operations	$3.21	$(0.02)		$3.19	$3.06	$0.07		$3.13
Income from discontinued operations	—	—		—	—	—		—

Net income	$3.21	$(0.02)		$3.19	$3.06	$0.07		$3.13

Average common shares outstanding
Basic	659			659	658			658
Diluted	661			661	663			663

Effect of adjustments on earnings per average diluted common share recorded in accordance with GAAP:
2007 Illinois electric rate settlement (c)		$0.08				$0.18
Mark-to-market impact of economic hedging activities (d)		(0.12)				(0.27)
NRG acquisition costs (e)		0.03				—
Impairment of certain generating assets (f)		0.20				—
2009 severance charges (g)		0.03				—
Decommissioning obligation reduction (h)		(0.05)				(0.02)
Non-cash income tax matters and state taxes (i)		(0.10)				—
Costs associated with early debt retirements (j)		0.09				—
Unrealized gains and losses related to NDT fund investments (k)		(0.18)				0.18

Total adjustments		$(0.02)				$0.07

(a)	Results reported in accordance with GAAP.
(b)	Includes amounts for various legislative and/or regulatory programs that are recoverable from customers on a full and current basis through a reconcilable automatic adjustment clause. An equal and offsetting amount has been reflected in operating revenues during the period.
(c)	Adjustment to exclude the impact of the 2007 Illinois electric rate settlement.
(d)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities.
(e)	Adjustment to exclude external costs in 2009 associated with Exelon’s proposed acquisition of NRG, which was terminated in July 2009.
(f)	Adjustment to exclude the impairment of certain of Generation’s Texas plants recorded during the first quarter of 2009.
(g)	Adjustment to exclude 2009 severance charges.
(h)	Adjustment to exclude the reduction in Generation's decommissioning obligation.
(i)	Adjustment to exclude 2009 remeasurements of tax uncertainties and a change in state deferred income taxes.
(j)	Adjustment to exclude 2009 costs associated with early debt retirements.
(k)	Adjustment to exclude the unrealized gains in 2009 and unrealized losses in 2008 associated with Generation's NDT fund investments and the associated contractual accounting relating to income taxes.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings

to GAAP Earnings By Business Segment (in millions)

Three Months Ended September 30, 2009 and 2008

	Exelon Earnings per Diluted Share	Generation	ComEd	PECO	Other	Exelon
2008 GAAP Earnings (Loss)	$1.06	$635	$33	$90	$(58)	$700

2008 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
2007 Illinois Electric Rate Settlement	0.04	25	1	—	—	26
Mark-to-Market Impact of Economic Hedging Activities	(0.10)	(96)	—	—	31	(65)
Unrealized Losses Related to NDT Fund Investments	0.09	60	—	—	—	60
Decommissioning Obligation Reduction (1)	(0.02)	(15)	—	—	—	(15)

2008 Adjusted (non-GAAP) Operating Earnings (Loss)	1.07	609	34	90	(27)	706

Year Over Year Effects on Earnings:
Generation Energy Margins, Excluding Mark-to-Market (2)	(0.10)	(64)	—	—	—	(64)
ComEd and PECO Margins:
Weather (3)	(0.04)	—	(18)	(9)	—	(27)
Other Energy Delivery (4)	0.05	—	36	(6)	—	30
Operating and Maintenance Expense:
Bad Debt (5)	0.05	14	(7)	29	—	36
Labor, Contracting and Materials (6)	0.02	15	5	(6)	—	14
Other Operating and Maintenance Expense (7)	0.04	—	19	4	3	26
Pension and Non-Pension Postretirement Benefits Expense (8)	(0.04)	(12)	(9)	(1)	(5)	(27)
Planned Nuclear Refueling Outages (9)	(0.02)	(15)	—	—	—	(15)
Discrete Items Resulting From the Distribution Rate Case (10)	0.02	—	15	—	—	15
Depreciation and Amortization (11)	(0.06)	(10)	(6)	(21)	(1)	(38)
Reversal of Benefit From Tax Ruling (12)	(0.06)	(8)	(35)	—	1	(42)
Income Taxes (13)	—	(25)	1	10	17	3
Other (14)	0.03	—	13	1	2	16

2009 Adjusted (non-GAAP) Operating Earnings (Loss)	0.96	504	48	91	(10)	633

2009 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
2007 Illinois Electric Rate Settlement	(0.02)	(9)	(2)	—	—	(11)
Mark-to-Market Impact of Economic Hedging Activities	0.12	77	—	—	—	77
Unrealized Gains Related to NDT Fund Investments	0.13	87	—	—	—	87
Decommissioning Obligation Reduction (1)	0.05	32	—	—	—	32
NRG Acquisition Costs (15)	(0.01)	—	—	—	(6)	(6)
2009 Severance Charges (16)	—	2	—	1	—	3
Costs Associated with Early Debt Retirements (17)	(0.09)	(36)	—	—	(22)	(58)

2009 GAAP Earnings (Loss)	$1.14	$657	$46	$92	$(38)	$757

(1)	Reflects a decrease in Generation’s decommissioning obligation liability primarily related to the former AmerGen nuclear plants.
(2)	Primarily reflects in 2009 unfavorable portfolio and market conditions, decreased nuclear output as a result of more planned and unplanned nuclear outage days and higher nuclear fuel costs.
(3)	Primarily reflects the impact of unfavorable 2009 weather conditions, compared to 2008, in the ComEd and PECO service territories.
(4)	For ComEd, reflects the impact of increased distribution rates effective September 2008, partially offset by reduced load. For PECO, reflects reduced load, partially offset by increased gas distribution rates effective January 2009.
(5)	For Generation, reflects the impact of a reserve recorded in 2008 for counterparty exposure to Lehman Brothers Holdings, Inc. For ComEd, reflects an increase in uncollectible accounts, in part as a result of the current overall negative economic conditions, partially mitigated by ComEd’s increased collection activities in 2009. For PECO, reflects the impact of improved accounts receivable aging as a result of enhancements to its credit processes and increased termination and collection activities in late 2008 and 2009.
(6)	Primarily reflects Exelon’s ongoing cost savings initiative, partially offset by inflation related to labor, contracting and materials expenses (exclusive of planned nuclear refueling outages as disclosed in number 9 below).
(7)	Primarily reflects decreased storm costs in 2009 in the ComEd and PECO service territories.
(8)	Reflects increased pension and non-pension postretirement benefits expense primarily due to lower than expected asset returns in 2008.
(9)	Reflects increased operating and maintenance expense related to nuclear refueling outage costs associated with a higher number of planned refueling outage days during 2009 as compared to 2008, excluding Salem Generating Station (Salem).
(10)	Reflects the 2008 impact of discrete disallowances, net of allowed regulatory assets, mandated by the September 2008 Illinois Commerce Commission (ICC) rate order.
(11)	Reflects increased scheduled competitive transition charge (CTC) amortization at PECO and increased depreciation across the operating companies due to ongoing capital expenditures.
(12)	Reflects the reversal of benefits associated with Investment Tax Credits as a result of the modified opinion issued by the Illinois Supreme Court in July 2009.
(13)	Primarily reflects the 2008 impact at PECO of an IRS settlement related to prior tax years, partially offset by a decrease in Generation’s manufacturing deduction.
(14)	Primarily reflects decreased interest expense across the operating companies and decreased taxes other than income at ComEd, partially offset by realized NDT fund losses related to market conditions in 2009.
(15)	Reflects external costs incurred in 2009 associated with Exelon’s proposed acquisition of NRG, which was terminated in July 2009.
(16)	Reflects a true-up of expenses associated with the elimination of management and staff positions pursuant to Exelon’s 2009 cost management plan to achieve sustainable cost savings.
(17)	Reflects 2009 costs associated with early debt retirements at Generation and Exelon Corporate.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Earnings By Business Segment (in millions)

Nine Months Ended September 30, 2009 and 2008

	Exelon Earnings per Diluted Share	Generation	ComEd	PECO	Other	Exelon
2008 GAAP Earnings (Loss)	$3.06	$1,725	$110	$246	$(51)	$2,030

2008 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
2007 Illinois Electric Rate Settlement	0.18	115	5	—	—	120
Mark-to-Market Impact of Economic Hedging Activities	(0.27)	(180)	—	—	—	(180)
Unrealized Losses Related to NDT Fund Investments	0.18	117	—	—	—	117
Decommissioning Obligation Reduction (1)	(0.02)	(15)	—	—	—	(15)

2008 Adjusted (non-GAAP) Operating Earnings (Loss)	3.13	1,762	115	246	(51)	2,072

Year Over Year Effects on Earnings:
Generation Energy Margins, Excluding Mark-to-Market (2)	(0.16)	(108)	—	—	—	(108)
ComEd and PECO Margins:
Weather (3)	(0.04)	—	(21)	(8)	—	(29)
Other Energy Delivery (4)	0.21	—	115	21	—	136
Operating and Maintenance Expense:
Bad Debt (5)	0.10	15	(9)	59	—	65
Labor, Contracting and Materials (6)	0.02	5	17	(9)	—	13
Other Operating and Maintenance Expense (7)	0.10	15	33	12	10	70
Pension and Non-Pension Postretirement Benefits Expense (8)	(0.11)	(38)	(25)	(5)	(6)	(74)
Planned Nuclear Refueling Outages (9)	0.02	15	—	—	—	15
Discrete Items Resulting From the Distribution Rate Case (10)	0.02	—	15	—	—	15
Depreciation and Amortization (11)	(0.14)	(13)	(19)	(53)	(5)	(90)
Income Taxes (12)	(0.03)	(26)	10	13	(18)	(21)
Other (13)	0.07	24	20	—	4	48

2009 Adjusted (non-GAAP) Operating Earnings (Loss)	3.19	1,651	251	276	(66)	2,112

2009 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
2007 Illinois Electric Rate Settlement	(0.08)	(49)	(3)	—	—	(52)
Mark-to-Market Impact of Economic Hedging Activities	0.12	84	—	—	—	84
Unrealized Gains Related to NDT Fund Investments	0.18	119	—	—	—	119
Decommissioning Obligation Reduction (1)	0.05	32	—	—	—	32
NRG Acquisition Costs (14)	(0.03)	—	—	—	(20)	(20)
Impairment of Certain Generating Assets (15)	(0.20)	(135)	—	—	—	(135)
2009 Severance Charges (16)	(0.03)	(7)	(13)	(1)	(1)	(22)
Non-Cash Remeasurement of Income Tax Uncertainties and Reassessment of State Deferred Income Taxes (17)	0.10	38	40	—	(12)	66
Costs Associated with Early Debt Retirements (18)	(0.09)	(36)	—	—	(22)	(58)

2009 GAAP Earnings (Loss)	$3.21	$1,697	$275	$275	$(121)	$2,126

(1)	Reflects a decrease in Generation’s decommissioning obligation liability primarily related to the former AmerGen nuclear plants.
(2)	Primarily reflects the impact of revenue from certain long options in Generation’s proprietary trading portfolio in 2008, the impact of gains related to the settlement of uranium supply agreements in 2008 and higher nuclear fuel costs, partially offset by increased nuclear output as a result of fewer planned refueling outage days in 2009.
(3)	Primarily reflects the impact of unfavorable 2009 weather conditions, compared to 2008, in the ComEd and PECO service territories.
(4)	Primarily reflects the impact of increased distribution rates at ComEd effective September 2008 and increased gas distribution rates at PECO effective January 2009, partially offset by reduced load at ComEd and PECO.
(5)	For Generation, reflects the impact of a reserve recorded in 2008 for counterparty exposure to Lehman Brothers Holdings, Inc. For ComEd, reflects an increase in uncollectible accounts, in part as a result of the current overall negative economic conditions, partially mitigated by ComEd’s increased collection activities in 2009. For PECO, reflects the impact of improved accounts receivable aging as a result of enhancements to its credit processes and increased termination and collection activities in late 2008 and 2009.
(6)	Primarily reflects Exelon’s ongoing cost savings initiative and lower planned outage costs at Generation’s non-nuclear generating plants, partially offset by inflation related to labor, contracting and materials expenses (exclusive of planned nuclear refueling outages as disclosed in number 9 below).
(7)	Primarily reflects the impact of decreased storm costs in 2009 in the ComEd and PECO service territories, decreased nuclear refueling outage costs related to Generation’s ownership interest in Salem and decreased costs associated with the possible construction of a new nuclear plant in Texas.
(8)	Reflects increased pension and non-pension postretirement benefits expense primarily due to lower than expected asset returns in 2008.
(9)	Reflects decreased operating and maintenance expense related to nuclear refueling outage costs associated with a lower number of planned refueling outage days during 2009 as compared to 2008, excluding Salem.
(10)	Reflects the 2008 impact of discrete disallowances, net of allowed regulatory assets, mandated by the September 2008 ICC rate order.
(11)	Primarily reflects increased scheduled CTC amortization at PECO and increased depreciation across the operating companies due to ongoing capital expenditures.
(12)	Primarily reflects a decrease in Generation’s manufacturing deduction and the 2008 impact of income from state tax settlements, partially offset by a decrease in PECO’s 2009 state income tax expense due to higher deductible interest expense.
(13)	Primarily reflects decreased interest expense due to lower outstanding debt at ComEd and PECO (including to PETT) and lower interest rates on Generation’s spent nuclear fuel obligation, partially offset by the impact of income in 2008 related to the termination of a gas supply guarantee at Generation and the impact of 2008 income tax benefits associated with Exelon’s tax method of capitalizing overhead costs.
(14)	Reflects external costs incurred in 2009 associated with Exelon’s proposed acquisition of NRG, which was terminated in July 2009.
(15)	Reflects the impairment of certain of Generation’s Texas plants recorded during the first quarter of 2009.
(16)	Reflects expenses associated with the elimination of management and staff positions pursuant to Exelon’s 2009 cost management plan to achieve sustainable cost savings.
(17)	Reflects the impacts of the 2009 remeasurement of tax uncertainties related to ComEd’s 1999 sale of fossil generating assets and a change in state deferred tax rates resulting from a reassessment of anticipated apportionment of Exelon’s income.
(18)	Reflects 2009 costs associated with early debt retirements at Generation and Exelon Corporate.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	Generation
	Three Months Ended September 30, 2009				Three Months Ended September 30, 2008
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$2,445	$14	(b)	$2,459	$3,073	$41	(b)	$3,114

Operating expenses
Purchased power	303	89	(c)	392	528	356	(c)	884
Fuel	379	37	(c)	416	669	(198	)(c)	471
Operating and maintenance	592	55	(d),(e)	647	625	25	(e)	650
Depreciation and amortization	74	—		74	58	—		58
Taxes other than income	51	—		51	53	—		53

Total operating expenses	1,399	181		1,580	1,933	183		2,116

Operating income	1,046	(167)		879	1,140	(142)		998

Other income and deductions
Interest expense, net	(24)	2	(f)	(22)	(34)	—		(34)
Equity in losses of investments	(1)	—		(1)	—	—		—
Other, net	192	(188	)(f),(g)	4	(164)	170	(g)	6

Total other income and deductions	167	(186)		(19)	(198)	170		(28)

Income before income taxes	1,213	(353)		860	942	28		970

Income taxes	556	(200	)(b),(c),(d),(e),(f),(g)	356	307	54	(b),(c),(e),(g)	361

Net Income	$657	$(153)		$504	$635	$(26)		$609

	Nine Months Ended September 30, 2009				Nine Months Ended September 30, 2008
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$7,424	$78	(b)	$7,502	$8,311	$184	(b)	$8,495

Operating expenses
Purchased power	962	129	(c)	1,091	1,704	210	(c)	1,914
Fuel	1,295	9	(c)	1,304	1,211	88	(c)	1,299
Operating and maintenance	2,210	(181	)(d),(e),(h)	2,029	2,023	25	(e)	2,048
Depreciation and amortization	223	—		223	202	—		202
Taxes other than income	150	—		150	153	—		153

Total operating expenses	4,840	(43)		4,797	5,293	323		5,616

Operating income	2,584	121		2,705	3,018	(139)		2,879

Other income and deductions
Interest expense, net	(77)	2	(f)	(75)	(108)	—		(108)
Equity in losses of investments	(2)	—		(2)	(1)	—		(1)
Other, net	325	(294	)(f),(g),(i)	31	(292)	335	(g)	43

Total other income and deductions	246	(292)		(46)	(401)	335		(66)

Income from continuing operations before income taxes	2,830	(171)		2,659	2,617	196		2,813

Income taxes	1,133	(125	)(b),(c),(d),(e),(f),(g),(h),(i)	1,008	891	159	(b),(c),(e),(g)	1,050

Income from continuing operations	1,697	(46)		1,651	1,726	37		1,763

Loss from discontinued operations	—	—		—	(1)	—		(1)

Net income	$1,697	$(46)		$1,651	$1,725	$37		$1,762

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude the impact of the 2007 Illinois electric rate settlement.
(c)	Adjustment to exclude the mark-to-market impact of Generation’s economic hedging activities.
(d)	Adjustment to exclude 2009 severance charges.
(e)	Adjustment to exclude the reduction in Generation’s decommissioning obligation.
(f)	Adjustment to exclude 2009 costs associated with early debt retirements.
(g)	Adjustment to exclude the unrealized gains in 2009 and unrealized losses in 2008 associated with Generation’s NDT fund investments and the associated contractual accounting relating to income taxes.
(h)	Adjustment to exclude the impairment of certain of Generation’s Texas plants recorded during the first quarter of 2009.
(i)	Adjustment to exclude a change in state deferred income taxes.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	ComEd
	Three Months Ended September 30, 2009				Three Months Ended September 30, 2008
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$1,475	$2	(c)	$1,477	$1,729	$2	(c)	$1,731

Operating expenses
Purchased power	776	—		776	1,068	—		1,068
Operating and maintenance	273	(2	)(c),(d)	271	306	—		306
Operating and maintenance for regulatory required programs (b)	19	—		19	11	—		11
Depreciation and amortization	125	—		125	119	—		119
Taxes other than income	79	—		79	87	—		87

Total operating expenses	1,272	(2)		1,270	1,591	—		1,591

Operating income	203	4		207	138	2		140

Other income and deductions
Interest expense, net	(82)	—		(82)	(87)	—		(87)
Equity in losses of unconsolidated affiliates	—	—		—	(2)	—		(2)
Other, net	(19)	—		(19)	3	—		3

Total other income and deductions	(101)	—		(101)	(86)	—		(86)

Income before income taxes	102	4		106	52	2		54

Income taxes	56	2	(c),(d)	58	19	1	(c)	20

Net income	$46	$2		$48	$33	$1		$34

	Nine Months Ended September 30, 2009				Nine Months Ended September 30, 2008
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$4,417	$4	(c)	$4,421	$4,594	$5	(c)	$4,599

Operating expenses
Purchased power	2,373	—		2,373	2,729	—		2,729
Operating and maintenance	796	(21	)(c),(d)	775	828	(4	)(c)	824
Operating and maintenance for regulatory required programs (b)	44	—		44	17			17
Depreciation and amortization	371	—		371	343	—		343
Taxes other than income	215	—		215	227	—		227

Total operating expenses	3,799	(21)		3,778	4,144	(4)		4,140

Operating income	618	25		643	450	9		459

Other income and deductions
Interest expense, net	(241)	(6	)(e)	(247)	(279)	—		(279)
Equity in losses of unconsolidated affiliates	—	—		—	(7)	—		(7)
Other, net	67	(60	)(e)	7	12	—		12

Total other income and deductions	(174)	(66)		(240)	(274)	—		(274)

Income before income taxes	444	(41)		403	176	9		185

Income taxes	169	(17	)(c),(d),(e)	152	66	4	(c)	70

Net income	$275	$(24)		$251	$110	$5		$115

(a)	Results reported in accordance with GAAP.
(b)	Includes amounts for various legislative and/or regulatory programs that are recoverable from customers on a full and current basis through a reconcilable automatic adjustment clause. An equal and offsetting amount has been reflected in operating revenues during the period.
(c)	Adjustment to exclude the impact of the 2007 Illinois electric rate settlement.
(d)	Adjustment to exclude 2009 severance charges.
(e)	Adjustment to exclude 2009 remeasurements of income tax uncertainties.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	PECO
	Three Months Ended September 30, 2009				Three Months Ended September 30, 2008
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments	Adjusted Non-GAAP
Operating revenues	$1,327	$—		$1,327	$1,441	$—	$1,441

Operating expenses
Purchased power	625	—		625	693	—	693
Fuel	26	—		26	50	—	50
Operating and maintenance	154	2	(b)	156	192	—	192
Depreciation and amortization	272	—		272	243	—	243
Taxes other than income	78	—		78	73	—	73

Total operating expenses	1,155	2		1,157	1,251	—	1,251

Operating income	172	(2)		170	190	—	190

Other income and deductions
Interest expense, net	(46)	—		(46)	(55)	—	(55)
Equity in losses of unconsolidated affiliates	(6)	—		(6)	(4)	—	(4)
Other, net	2	—		2	2	—	2

Total other income and deductions	(50)	—		(50)	(57)	—	(57)

Income before income taxes	122	(2)		120	133	—	133

Income taxes	30	(1	)(b)	29	43	—	43

Net income	$92	$(1)		$91	$90	$—	$90

	Nine Months Ended September 30, 2009				Nine Months Ended September 30, 2008
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments	Adjusted Non-GAAP
Operating revenues	$4,045	$—		$4,045	$4,195	$—	$4,195

Operating expenses
Purchased power	1,742	—		1,742	1,859	—	1,859
Fuel	346	—		346	397		397
Operating and maintenance	481	(3	)(b)	478	557	—	557
Depreciation and amortization	726	—		726	653	—	653
Taxes other than income	213	—		213	203	—	203

Total operating expenses	3,508	(3)		3,505	3,669	—	3,669

Operating income	537	3		540	526	—	526

Other income and deductions
Interest expense, net	(145)	—		(145)	(171)	—	(171)
Equity in losses of unconsolidated affiliates	(19)	—		(19)	(11)	—	(11)
Other, net	8	—		8	13	—	13

Total other income and deductions	(156)	—		(156)	(169)	—	(169)

Income before income taxes	381	3		384	357	—	357

Income taxes	106	2	(b)	108	111	—	111

Net income	$275	$1		$276	$246	$—	$246

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude 2009 severance charges.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	Other

	Three Months Ended September 30, 2009				Three Months Ended September 30, 2008
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$(908)	$—		$(908)	$(1,015)	$—		$(1,015)

Operating expenses
Purchased power	(908)	—		(908)	(962)	(51	)(d)	(1,013)
Fuel	(1)	—		(1)	(1)	—		(1)
Operating and maintenance	1	(9	)(b)	(8)	(13)	—		(13)
Depreciation and amortization	14	—		14	11	—		11
Taxes other than income	4	—		4	5	—		5

Total operating expenses	(890)	(9)		(899)	(960)	(51)		(1,011)

Operating loss	(18)	9		(9)	(55)	51		(4)

Other income and deductions
Interest expense, net	(36)	1	(c)	(35)	(27)	—		(27)
Equity in losses of unconsolidated affiliates and investments	(1)	—		(1)	—	—		—
Other, net	(27)	36	(c)	9	1	—		1

Total other income and deductions	(64)	37		(27)	(26)	—		(26)

Loss before income taxes	(82)	46		(36)	(81)	51		(30)

Income taxes	(44)	18	(b),(c)	(26)	(23)	20	(d)	(3)

Net loss	$(38)	$28		$(10)	$(58)	$31		$(27)

	Nine Months Ended September 30, 2009				Nine Months Ended September 30, 2008
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments	Adjusted Non-GAAP
Operating revenues	$(2,684)	$—		$(2,684)	$(2,734)	$—	$(2,734)

Operating expenses
Purchased power	(2,677)	—		(2,677)	(2,727)	—	(2,727)
Fuel	(1)	—		(1)	—	—	—
Operating and maintenance	5	(36	)(b),(e)	(31)	(25)	—	(25)
Depreciation and amortization	40	—		40	32	—	32
Taxes other than income	14	—		14	14	—	14

Total operating expenses	(2,619)	(36)		(2,655)	(2,706)	—	(2,706)

Operating loss	(65)	36		(29)	(28)	—	(28)

Other income and deductions
Interest expense, net	(92)	16	(c),(f)	(76)	(80)	—	(80)
Equity in losses of unconsolidated affiliates and investments	—	—		—	—	—	—
Other, net	(33)	46	(c),(f)	13	11	—	11

Total other income and deductions	(125)	62		(63)	(69)	—	(69)

Loss before income taxes	(190)	98		(92)	(97)	—	(97)

Income taxes	(69)	43	(b),(c),(d),(e),(f)	(26)	(46)	—	(46)

Net loss	$(121)	$55		$(66)	$(51)	$—	$(51)

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude external costs associated with Exelon’s proposed acquisition of NRG, which was terminated in July 2009.
(c)	Adjustment to exclude 2009 costs associated with early debt retirements.
(d)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities.
(e)	Adjustment to exclude 2009 severance charges.
(f)	Adjustment to exclude a change in state deferred income taxes.

EXELON CORPORATION

Exelon Generation Statistics

	Three Months Ended
	Sept. 30, 2009	Jun. 30, 2009	Mar. 31, 2009	Dec. 31, 2008	Sept. 30, 2008
Supply (in GWhs)
Nuclear	35,684	34,995	35,382	34,887	36,451
Purchased Power	6,669	5,276	6,077	6,100	8,761
Fossil and Hydro	2,689	2,701	2,765	2,162	2,685

Power Team Supply	45,042	42,972	44,224	43,149	47,897

	Three Months Ended
	Sept. 30, 2009	Jun. 30, 2009	Mar. 31, 2009	Dec. 31, 2008	Sept. 30, 2008
Electric Sales (in GWhs)
ComEd (a)	3,639	4,215	5,537	5,261	6,629
PECO (a)	10,809	9,277	10,223	9,760	11,333
Market and Retail (a)	30,594	29,480	28,464	28,128	29,935

Total Electric Sales (b) (c)	45,042	42,972	44,224	43,149	47,897

Average Margin ($/MWh)
Average Realized Revenue
ComEd (a)	$64.03	$63.58	$63.21	$63.30	$64.41
PECO (a)	51.35	51.74	49.30	49.28	53.03
Market and Retail (a)	52.99	54.27	57.12	54.18	65.98
Total Electric Sales	53.48	54.64	56.08	54.18	62.70
Average Purchased Power and Fuel Cost (d)	$17.16	$15.68	$16.82	$15.90	$26.16
Average Margin (d)	$36.32	$38.96	$39.25	$38.28	$36.54

Around-the-clock Market Prices ($/MWh) (e)
PJM West Hub	$33.20	$33.70	$49.18	$52.62	$77.37
NiHub	25.69	26.11	34.09	38.06	53.28

(a)	$104 million, $69 million, $31 million and $20 million of pre-tax revenue, and $15 million of a pre-tax reduction in revenue, resulting from the settlement of the ComEd swap starting in June 2008, have been excluded from ComEd and included in Market and Retail sales for the quarters ended September 30, 2009, June 30, 2009, March 31, 2009, December 31, 2008 and September, 30, 2008, respectively. Additionally, $11 million (397 GWhs), $7 million (209 GWhs), $58 million (898 GWhs), and $29 million (486 GWhs) of pre-tax revenue, resulting from sales to ComEd under the RFP, which started in September 2008, have been excluded from ComEd and included in Market and Retail sales for the quarters ended September 30, 2009, June 30, 2009, March 31, 2009 and December 31, 2008, respectively. In addition, renewable energy credits sales to affiliates have been included within Market and Retail Sales.
(b)	Excludes retail gas activity, trading portfolio and other operating revenue.
(c)	Total sales do not include trading volume of 1,645 GWhs, 2,003 GWhs, 2,331 GWhs, 2,153 GWhs and 3,092 GWhs for the three months ended September 30, 2009, June 30, 2009, March 31, 2009, December 31, 2008 and September 30, 2008, respectively.
(d)	Excludes the mark-to-market impact of Generation’s economic hedging activities.
(e)	Represents the average for the quarter.

EXELON CORPORATION

Exelon Generation Statistics

Nine Months Ended September 30, 2009 and 2008

	September 30, 2009	September 30, 2008
Supply (in GWhs)
Nuclear	106,061	104,454
Purchased Power	18,022	20,164
Fossil and Hydro	8,155	8,407

Power Team Supply	132,238	133,025

	September 30, 2009	September 30, 2008
Electric Sales (in GWhs)
ComEd (a)	13,391	17,939
PECO (a)	30,309	31,206
Market and Retail (a)	88,538	83,880

Total Electric Sales (b) (c)	132,238	133,025

Average Margin ($/MWh)
Average Realized Revenue
ComEd (a)	$63.55	$63.83
PECO (a)	50.78	51.34
Market and Retail (a)	54.74	61.93
Total Electric Sales	54.70	59.70
Average Purchased Power and Fuel Cost (d)	$16.58	$21.16
Average Margin (d)	$38.12	$38.54

Around-the-clock Market Prices ($/MWh) (e)
PJM West Hub	$38.64	$73.86
NiHub	28.59	52.68

(a)	$204 million of pre-tax revenue, and $22 million of a pre-tax reduction in revenue, resulting from the settlement of the ComEd swap starting in June 2008, have been excluded from ComEd and included in Market and Retail sales for the nine months ended September 30, 2009 and September 30, 2008, respectively. Additionally, $76 million (1,504 GWhs) of pre-tax revenue, resulting from sales to ComEd under the RFP, which started in September 2008, have been excluded from ComEd and included in Market and Retail sales for the nine months ended September 30, 2009. In addition, renewable energy credits sales to affiliates have been included within Market and Retail Sales.
(b)	Excludes retail gas sales, trading portfolio and other operating revenue.
(c)	Total sales do not include trading volume of 5,979 GWhs and 6,738 GWhs for the nine months ended September 30, 2009 and 2008, respectively.
(d)	Excludes the mark-to-market impact of Generation’s economic hedging activities.
(e)	Represents the average for the year.

EXELON CORPORATION

ComEd Statistics

Three Months Ended September 30, 2009 and 2008

	Electric Deliveries (in GWhs)			Revenue (in millions)
	2009	2008	% Change	2009	2008	% Change
Full Service (a)
Residential	6,983	8,114	(13.9)%	$797	$950	(16.1)%
Small Commercial & Industrial	3,494	4,047	(13.7)%	333	428	(22.2)%
Large Commercial & Industrial	295	319	(7.5)%	17	31	(45.2)%
Public Authorities & Electric Railroads	98	168	(41.7)%	10	14	(28.6)%

Total Full Service	10,870	12,648	(14.1)%	1,157	1,423	(18.7)%

Delivery Only (b)
Residential (c)	1	—	n.m.	—	—	n.m.
Small Commercial & Industrial	4,954	4,932	0.4%	88	75	17.3%
Large Commercial & Industrial	6,627	7,379	(10.2)%	85	78	9.0%
Public Authorities & Electric Railroads	189	137	38.0%	3	2	50.0%

Total Delivery Only	11,771	12,448	(5.4)%	176	155	13.5%

Total Retail	22,641	25,096	(9.8)%	1,333	1,578	(15.5)%

Other Revenue (d)				142	151	(6.0)%

Total Revenues				$1,475	$1,729	(14.7)%

Purchased Power				$776	$1,068	(27.3)%

Heating and Cooling Degree-Days (e)	2009	2008	Normal
Heating Degree-Days	77	53	110
Cooling Degree-Days	412	626	624

(a)	Reflects deliveries to customers purchasing electricity from ComEd.
(b)	Reflects customers electing to purchase electricity from an alternative electric generation supplier.
(c)	There were a minimal number of residential customers being served by alternative electric generation suppliers with total revenue of less than $1 million.
(d)	Other revenue primarily includes transmission revenue from PJM Interconnection, LLC (PJM). Other items include late payment charges and mutual assistance program revenues.
(e)	Reflects the impact of the leap year day in 2008.
n.m.	Not meaningful.

Nine Months Ended September 30, 2009 and 2008

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2009	2008	% Change		2009	2008	% Change
Full Service (a)
Residential	20,078	21,521	(6.7)%		$2,374	$2,444	(2.9)%
Small Commercial & Industrial	10,445	11,392	(8.3)%		1,038	1,169	(11.2)%
Large Commercial & Industrial	924	803	15.1%		56	73	(23.3)%
Public Authorities & Electric Railroads	305	481	(36.6)%		32	40	(20.0)%

Total Full Service	31,752	34,197	(7.1)%		3,500	3,726	(6.1)%

Delivery Only (b)
Residential (c)	1	—	n	.m.	—	—	n.m.
Small Commercial & Industrial	13,892	14,029	(1.0)%		244	211	15.6%
Large Commercial & Industrial	19,240	21,133	(9.0)%		238	215	10.7%
Public Authorities & Electric Railroads	603	423	42.6%		10	5	100.0%

Total Delivery Only	33,736	35,585	(5.2)%		492	431	14.2%

Total Retail	65,488	69,782	(6.2)%		3,992	4,157	(4.0)%

Other Revenue (d)					425	437	(2.7)%

Total Revenues					$4,417	$4,594	(3.9)%

Purchased Power					$2,373	$2,729	(13.0)%

Heating and Cooling Degree-Days (e)	2009	2008	Normal
Heating Degree-Days	4,165	4,225	4,084
Cooling Degree-Days	589	818	848

(a)	Reflects deliveries to customers purchasing electricity from ComEd.
(b)	Reflects customers electing to purchase electricity from an alternative electric generation supplier.
(c)	There were a minimal number of residential customers being served by alternative electric generation suppliers with total revenue of less than $1 million.
(d)	Other revenue primarily includes transmission revenue from PJM Interconnection, LLC (PJM). Other items include late payment charges and mutual assistance program revenues.
(e)	Reflects the impact of the leap year day in 2008.
n.m.	Not meaningful.

EXELON CORPORATION

PECO Statistics

Three Months Ended September 30, 2009 and 2008

	Electric and Gas Deliveries			Revenue (in millions)
	2009	2008	% Change	2009	2008	% Change
Electric (in GWhs)
Full Service (a)
Residential	3,501	3,802	(7.9)%	$547	$591	(7.4)%
Small Commercial & Industrial	2,128	2,258	(5.8)%	286	293	(2.4)%
Large Commercial & Industrial	4,294	4,445	(3.4)%	339	376	(9.8)%
Public Authorities & Electric Railroads	233	221	5.4%	22	22	0.0%

Total Full Service	10,156	10,726	(5.3)%	1,194	1,282	(6.9)%

Delivery Only (b)
Residential	5	9	(44.4)%	1	1	0.0%
Small Commercial & Industrial	95	131	(27.5)%	5	7	(28.6)%
Large Commercial & Industrial	7	1	600.0%	—	—	0.0%

Total Delivery Only	107	141	(24.1)%	6	8	(25.0)%

Total Electric Retail	10,263	10,867	(5.6)%	1,200	1,290	(7.0)%

Other Revenue (c)				65	76	(14.5)%

Total Electric Revenue				1,265	1,366	(7.4)%

Gas (in mmcfs)
Retail Sales	3,694	3,794	(2.6)%	55	70	(21.4)%
Transportation and Other	6,145	6,455	(4.8)%	7	5	40.0%

Total Gas	9,839	10,249	(4.0)%	62	75	(17.3)%

Total Electric and Gas Revenues				$1,327	$1,441	(7.9)%

Purchased Power				$625	$693	(9.8)%
Fuel				26	50	(48.0)%

Total Purchased Power and Fuel				$651	$743	(12.4)%

Heating and Cooling Degree-Days	2009	2008	Normal
Heating Degree-Days	19	12	36
Cooling Degree-Days	884	942	939

Nine Months Ended September 30, 2009 and 2008

	Electric and Gas Deliveries			Revenue (in millions)
	2009	2008	% Change	2009	2008	% Change
Electric (in GWhs)
Full Service (a)
Residential	9,788	10,151	(3.6)%	$1,428	$1,485	(3.8)%
Small Commercial & Industrial	6,155	6,257	(1.6)%	787	793	(0.8)%
Large Commercial & Industrial	11,961	12,520	(4.5)%	995	1,074	(7.4)%
Public Authorities & Electric Railroads	702	681	3.1%	68	66	3.0%

Total Full Service	28,606	29,609	(3.4)%	3,278	3,418	(4.1)%

Delivery Only (b)
Residential	17	24	(29.2)%	2	2	0.0%
Small Commercial & Industrial	277	370	(25.1)%	15	20	(25.0)%
Large Commercial & Industrial	9	3	200.0%	—	—	0.0%

Total Delivery Only	303	397	(23.7)%	17	22	(22.7)%

Total Electric Retail	28,909	30,006	(3.7)%	3,295	3,440	(4.2)%

Other Revenue (c)				200	212	(5.7)%

Total Electric Revenue				3,495	3,652	(4.3)%

Gas (in mmcfs)
Retail Sales	39,444	36,979	6.7%	530	522	1.5%
Transportation and Other	20,128	20,806	(3.3)%	20	21	(4.8)%

Total Gas	59,572	57,785	3.1%	550	543	1.3%

Total Electric and Gas Revenues				$4,045	$4,195	(3.6)%

Purchased Power				$1,742	$1,859	(6.3)%
Fuel				346	397	(12.8)%

Total Purchased Power and Fuel				$2,088	$2,256	(7.4)%

Heating and Cooling Degree-Days (d)	2009	2008	Normal
Heating Degree-Days	2,967	2,744	3,004
Cooling Degree-Days	1,236	1,335	1,271

(a)	Full service reflects deliveries to customers purchasing electricity directly from PECO. Revenue reflects the cost of energy, the cost of the transmission and the distribution of the energy and a CTC.
(b)	Delivery only service reflects deliveries to customers electing to receive electric generation service from a competitive electric generation supplier. Revenue reflects a distribution charge and a CTC.
(c)	Other revenue includes transmission revenue from PJM, wholesale revenue and other wholesale energy sales.
(d)	Reflects the impact of the leap year day in 2008.